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                                  EXHIBIT 5

                      OPINION OF CHAMBERLAIN, HRDLICKA,
                           WHITE, WILLIAMS & MARTIN


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          [CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN LETTERHEAD]

                                 June 19, 1997



Team, Inc.
1001 Fannin, Suite 4656
Houston, Texas 77002


Gentlemen:

       You have requested that we furnish to you our legal opinion with respect to the legality of 60,000 shares of common stock, par value $0.30 per share, of Team, Inc. (the "Company") covered by a Form S-8 Registration Statement filed with the Securities and Exchange Commission by the Company near the date hereof, for the purpose of registering the above stock under the Securities Act of 1933. The above shares of common stock are subject to issuance pursuant to the exercise of stock purchase options by certain directors of the Company acquired pursuant to the Team, Inc. Restated Non-Employee Directors' Stock Option Plan ("Plan"). The Company has reserved an aggregate of 265,000 shares of authorized but unissued common stock to be available for issuance under the above Plan.

       We are furnishing in this letter our legal opinion concerning the above. In connection with this opinion, we have examined the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the Plan, applicable Board of Directors resolutions of the Company, the above Registration Statement, the applicable statutes of the State of Texas, and such other documents and records which we deemed relevant in order to render this opinion.

       Based upon the foregoing, it is our opinion that:

       1. The Company was duly and validly organized and is validly existing in good standing as a corporation under the laws of the State of Texas.

       2. When sold and issued in accordance with the Plan and the above Registration Statement and Prospectus thereunder, the above 60,000 shares of the Company's common stock will be legally issued, fully paid and non-assessable.
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Team, Inc.
June 19, 1997
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       We hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of our name wherever it appears therein.

                                           Very truly yours,

                                           CHAMBERLAIN, HRDLICKA, WHITE,
                                             WILLIAMS & MARTIN

                                           /s/  Byron L. Willeford

                                           Byron L. Willeford, P.C.